United States Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 16, 2003

FIRST INDIANA CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	35-1692825

(State or other jurisdiction of	(IRS Employer Identification Number)
incorporation or organization)

135 North Pennsylvania Street, Indianapolis, IN	46204

(Address of principal executive office)	(Zip Code)

(317) 269-1200

(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

Exhibit

99 Press Release dated July 16, 2003

Item 9. Regulation FD Disclosure

        This information furnished under “Item 9. Regulation FD Disclosure” is intended to be furnished under “Item 12. Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216.

        On July 16, 2003, First Indiana Corporation (First Indiana) announced earnings and other financial data at and for the three and six month periods ended June 30, 2003. A copy of the press release is attached as Exhibit 99.

        The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Indiana Corporation

Date: July 16, 2003	By:	/s/ William J. Brunner

William J. Brunner
Chief Financial Officer